Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 8, 2010, with respect to the consolidated financial statements of New York Mortgage Trust, Inc. for the year ended December 31, 2009 included on Form 10-K of the JMP Group, Inc. for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the JMP Group Inc.’s Registration Statement (Form S-8 No. 333-142956 effective May 15, 2007) and Registration Statement (Form S-3 No. 333-161538 effective August 25, 2009).

/s/ Grant Thornton LLP

New York, New York

March 8, 2010